UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

May 12, 2015

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9576 (Commission File Number)	22-2781933 (IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of the share owners of Owens-Illinois, Inc. (the “Company”) was held on May 12, 2015.  The following proposals were submitted to a vote by the share owners:

Proposal 1 — Election of Directors:

Each of the nominees for a one-year term on the Company’s Board of Directors was elected by vote of the share owners as follows:

	Aggregate Vote
Name	For	Withheld	Broker Non-Votes
Gary F. Colter	107,401,459	21,061,870	5,558,433
Gordon J. Hardie	114,405,185	14,058,144	5,558,433
Peter S. Hellman	112,838,961	15,624,368	5,558,433
Anastasia D. Kelly	110,393,047	18,070,282	5,558,433
John J. McMackin, Jr.	105,234,094	23,229,235	5,558,433
Alan J. Murray	114,401,312	14,062,017	5,558,433
Hari N. Nair	112,956,488	15,506,841	5,558,433
Hugh H. Roberts	112,969,235	15,494,094	5,558,433
Albert P. L. Stroucken	110,092,320	18,371,009	5,558,433
Carol A. Williams	112,564,903	15,898,426	5,558,433
Dennis K. Williams	111,976,916	16,486,413	5,558,433
Thomas L. Young	112,019,199	16,444,130	5,558,433

Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm:

The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm was ratified by vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes

129,789,983	2,374,174	1,857,605	0

Proposal 3 —Advisory Vote to Approve Named Executive Officer Compensation:

The compensation for the Company’s named executive officers was approved by advisory (non-binding) vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes

121,557,281	4,551,353	2,354,695	5,558,433

Proposal 4 — Approval of the Amendment, Restatement and Continuation of the Company’s 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. and the Grant of 33,623 Restricted Stock Units to Directors in 2014 Thereunder:

The amendment, restatement and continuation of the Company’s 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. and the grant of 33,623 restricted stock units to directors in 2014 thereunder was approved by a vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes

119,080,568	7,851,482	1,531,279	5,558,433

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: May 14, 2015	By:	/s/ John A. Haudrich
	Name:	John A. Haudrich
	Title:	Vice President and Acting Chief Financial Officer